UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2012

SWINGPLANE VENTURES, INC.
Exact name of registrant as specified in its charter

Nevada	000-54571	27-2919616
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alcantara 200, piso 6, Las Condes, Santiago Chile	7550159
(Address of principal executive offices)	(Zip Code)

(800) 253-1692
Registrant’s telephone number, including area code

Punta Pacifica, Torres de las Americas, Piso 15, Torre A, Panama
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to our Form 8-K filed with the Securities and Exchange Commission on November 6, 2012 is filed to correct information on the Education of Johannes Lindorfer which was incorrectly reported in that filing.  In the original filing the Issuer provided the following information:

“Mr. Lindorfer is a geologist who specializes in applied geology to engineering, mining and water treatment.”

“Mr. Lindorfer studied geology at the Innsbruck University, Austria and holds a Ph.D in Geology which he received in 1988.”

The correct information in regard to Mr. Lindorfer's qualifications is incorporated in the amendment Below.

 Section 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On November 5, 2012, Johannes Lindorfer, age 54,  was appointed as a member of the Board of Directors of the Company.

Mr. Lindorfer specializes in applied geology to engineering, mining and water treatment. He has over twenty years experience in management, planning and participating in numerous geotechnical, geological, metallurgical and other work in different areas of the mining sector.

From 2010 to current he has been employed by AMEC International Ingeniería y Construcción Ltda. Environment & Infrastructure Division E&I (Chile), Geology Area, Geotechnical Geology, working on the following projects:

•	Alhué Mining Project (Yamana Gold). Geotechnical and hydrogeological drilling for environmental impact studies of the tailings deposit expansion

•	Santo Domingo Project (MSD-Capstone). Geotechnical drilling oriented for the pits design and infrastructure plant and tailings pond.

•	Maricunga Project (Kinross) Drilling Supervisor, geotechnical mapping of core.

•	Andacollo (Teck), Structural mapping for tailings dam and adjacent facilities.

•	El Mauro Tailings (Minera Los Pelambres), Geotechnics for channel to tailings compoundment.

•	Santo Domingo (Far West Mining), geotechnical drilling oriented to pit and associated facilities.

•	El Toqui (Breakwater) geotechnical drillings for tailings dams.

•	Paz del Río (Votorantim) Colombia, geotechnical mapping control and auditing.

•	Cerro Bayo (Mandalay Resources) geotechnical drilling.

•	Cerro Negro Norte (CAP) geotechnical drilling.

From 2009 to 2010 he worked with Proyecto Minero IOCG, Algarrobo-El Roble, Caldera, III Región de Atacama, Chile  on the development and expansión of their mining project.

For years 2007 and 2008 he worked with Investigaciones Mineras y Geológicas Ltda. (IMG) as geologist.

In addition to his work experience in Austria and Chile, he has worked in Australia, Bolivia, Mexico, the USA and Bhutan, in mineral exploration projects for Molybdenum, Tungsten, Gold, Copper, limestone, puzolan plaster, clay, aggregate, ornamental stones. Johannes has been involved in gold placer workings, limestone quarry and underground mine, puzolan, plaster, ornamentals stones, gravitational processing of Gold (wet and dry), flotation and leaching of copper minerals, exploration, documentation and geotechnical mapping of tunnels and facilities related with Hydroelectric Projects in Austria and Chile, and specializes in geological and geotechnical mapping and drilling, testing in situ.

Mr. Lindorfer undertook his studies at the Innsbruck University in Austria where he was enrolled with the registration number 7815249 at the Leopold Franzens Universitate Innsbruck from 1978 to 1990 at the Institute for geology and geology paleontology.

After numerous exams Mr. Lindorfer was granted  his Cand Phil.  He has not completed his PhD., however he took several years of studies and was granted status of PhD candidate, although not completing that degree he has substantial geological experience.

We have no arrangements or agreements with Mr. Lindorfer relating to compensation as an officer or director.  There have been no transactions between the Company and Mr. Lindorfer since the Company’s last fiscal year which would be required to be reported herein.

On October 1, 2012 Mr. Voyer, our current controlling shareholder and an officer and director of the Company agreed to sell  to Mr. Lindorfer a total of 2,500,000 shares of common stock of the Company for $250.00.   The shares were executed for transfer to Mr. Lindorfer on November 2, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWINGPLANE VENTURES, INC.

Dated: December 10, 2012	By:	/s/ Michel Voyer
	Name:	Michel Voyer
`	Title:	Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer and Director